                                                                     Exhibit 5.2


PRICEWATERHOUSECOOPERS LLP
________________________________________________________________________________

                                                     PRICEWATERHOUSECOOPERS LLP
                                                     CHARTERED ACCOUNTANTS
                                                     111 5th Avenue SW,
                                                     Suite 3100
                                                     Calgary, Alberta
                                                     Canada T2P 5L3
                                                     Telephone +1 (403) 509 7500
                                                     Facsimile +1 (403) 781 1825



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-10 of Paramount Resources Ltd. of our reports dated April 2, 2004 on the schedules of revenues, royalties and operating expenses of the Fort Laird and Kaybob Properties of Chevron Canada Resources for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

Chartered Accountants
Calgary, Alberta, Canada
December 13, 2004



PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.